SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) — May 15, 2007

THE ULTIMATE SOFTWARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24347	65-0694077

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Ultimate Way, Weston, Florida	33326

(Address of principal executive offices)	(Zip Code)
(954) 331-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the 2007 annual meeting of stockholders, held on May 15, 2007 (the “Annual Meeting”), the stockholders of The Ultimate Software Group, Inc. (the “Company”) approved the amendment to the Company’s 2005 Equity and Incentive Plan (the “Plan”). A description of the proposal to amend the Plan and a complete copy of the amended and restated Plan, as approved by the Company’s stockholders, is contained in the Company’s 2007 annual proxy statement that was filed with the Securities and Exchange Commission on April 13, 2007, and is incorporated herein by reference.
     The Plan authorizes the grant of options to directors, officers and employees of the Company to purchase shares of the Company’s $0.01 par value common stock (the “Common Stock”). The Plan also authorizes the grant to such persons of restricted and non-restricted shares of Common Stock, stock appreciation rights, stock units and cash performance awards (collectively, and together with stock options, the “Awards”). The Plan was approved by the Company’s stockholders at the 2005 annual meeting of stockholders held on May 17, 2005.
     The sole purpose of the proposal to amend the Plan was to increase the number of shares of the Company’s Common Stock authorized for issuance pursuant to Awards granted under the Plan by 3,000,000 shares (the “Proposal to Amend the Plan”). The aggregate number of shares of Common Stock previously authorized for issuance under all Awards granted under the Company’s Nonqualified Stock Option Plan, as amended and restated as of December 20, 2002, and the Plan was 9,000,000 shares.
     In March 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved the grant to the Company’s Chief Executive Officer (“CEO”) of an Award of 60,000 restricted shares of Common Stock (the “Restricted Stock Award”), contingent upon the approval by the stockholders of the Proposal to Amend the Plan at the Annual Meeting (the “Committee Resolution”). Pursuant to stockholder approval obtained, such Restricted Stock Award was issued on the date of the Annual Meeting, becomes fully vested on the fourth anniversary of the Annual Meeting and is subject to such other terms as are provided in a restricted stock award agreement entered into in accordance with the Plan.
     Since the Committee Resolution states that, in the event the stockholders did not approve the Proposal to Amend the Plan, the Company would pay to its CEO, on the date such Restricted Stock Award otherwise would have become fully vested, an amount in cash equal to the fair market value of the shares that otherwise would have been subject to such Restricted Stock Award, as determined pursuant to the Plan (the “Cash Award”), such award was treated as the grant of a cash-settled liability classified award directly linked to the change in fair value of the Company’s Common Stock and was considered a share-based payment under SFAS No. 123 (revised 2004), “Share Based Payment” (“SFAS No. 123R”).
     Due to the cash component of the Award (i.e., the Cash Award discussed above), the Restricted Stock Award was considered a liability award under SFAS 123R and was, therefore, marked to fair value at each reporting date until the earlier of stockholder approval or settlement. However, at the point in time when the stockholders approved the Proposal to Amend the Plan at the Annual Meeting, the Restricted Stock Award converted to an equity-classified award at its fair value as of the date approved by the stockholders (essentially settling the cash liability).
     Effective on and after May 15, 2007, the Restricted Stock Award will be accounted for as an equity award over the vesting period, which begins on the grant date (of May 15, 2007) and ends on May 15, 2011, the cliff vesting date of the Restricted Stock Award, which is consistent with the method of accounting currently used for equity instruments recorded pursuant to SFAS 123R.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amended and Restated 2005 Equity and Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement for the 2007 Annual Meeting of Stockholders dated April 13, 2007)

10.2	Form of Nonqualified Stock Option Award Agreement *

10.3	Form of Restricted Stock Award Agreement *

10.4	Form of Stock Unit Award Agreement *

*	Filed herewith.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

THE ULTIMATE SOFTWARE GROUP, INC.
By:	/s/ Mitchell K. Dauerman
	Name:	Mitchell K. Dauerman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Dated: May 16, 2007

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